                                                                  EXHIBIT (a)(4)

                               AMENDMENT NO. 3 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                   OF AMERICAN CENTURY GOVERNMENT INCOME TRUST

     THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED  AGREEMENT AND  DECLARATION OF
TRUST is made as of the 31st day of August, 2007, by the Trustees hereunder.

     WHEREAS,  the  Board  of  Trustees  has  determined  that it is in the best interests of American Century  Government Income Trust (the "Trust") to take the following actions:

     (1)  to liquidate and terminate the Advisor Class of the Government  Agency
          Money Market Fund,  effective  August 31, 2007, in accordance with the terms of the  relevant  Plan of  Liquidation  approved by the Board of
          Trustees at its meeting on March 8, 2007; and

     (2)  to reorganize the Government Agency Money Market Fund into the Capital
          Preservation  Fund,  effective  September  4, 2007 (at which  time the
          Government Agency Money Market Fund's sole remaining class will be the
          Investor  Class),  in  accordance  with  the  terms  of  the  relevant
          Agreement and Plan of Reorganization approved by the Board of Trustees at its meeting on December 8, 2006, as a result of which  shareholders will receive shares of the Capital  Preservation  Fund in exchange for their shares of the Government Agency Money Market Fund, which will be liquidated and terminated;

     NOW,  THEREFORE,  BE IT RESOLVED,  that each of the aforementioned  actions shall take effect as indicated in the first recital hereto; and

     RESOLVED,  that  Schedule  A of the  Amended  and  Restated  Agreement  and
Declaration  of Trust for the Trust is hereby amended to reflect such actions by deleting the text thereof in its entirety and  inserting in lieu  therefore  the
Schedule A attached hereto.

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     IN WITNESS WHEREOF, a majority of the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century Government Income Trust

/s/ Jonathan S. Thomas                         /s/ Peter F. Pervere
---------------------------------              ---------------------------------
Jonathan S. Thomas                             Peter F. Pervere

/s/ John Freidenrich                           /s/ Myron S. Scholes
---------------------------------              ---------------------------------
John Freidenrich                               Myron S. Scholes

/s/ Ronald J. Gilson                           /s/ John B. Shoven
---------------------------------              ---------------------------------
Ronald J. Gilson                               John B. Shoven

/s/ Kathryn A. Hall                            /s/ Jeanne D. Wohlers
---------------------------------              ---------------------------------
Kathryn A. Hall                                Jeanne D. Wohlers

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                                   SCHEDULE A

                    AMERICAN CENTURY GOVERNMENT INCOME TRUST

Pursuant to Article III,  Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof),  with the relative rights and preferences as described in Section 6:

SERIES                                          CLASS     DATE OF ESTABLISHMENT
------                                          -----     ---------------------

Capital Preservation Fund                      Investor          03/16/1997

Government Bond Fund                           Investor          09/08/1992
(formerly Long-Term Treasury Fund)             Advisor           08/01/1997

Short-Term Government Fund                     Investor          09/03/1991
                                               Advisor           08/01/1997

Ginnie Mae Fund                                Investor          09/23/1985
(formerly GNMA Fund)                           Advisor           08/01/1997
                                               C                 05/01/2001
                                               Institutional     07/27/2007
                                               R                 07/27/2007

Inflation-Adjusted Bond Fund                   Investor          02/16/1996
(formerly Inflation-Adjusted Treasury Fund)    Advisor           08/01/1997
                                               Institutional     03/01/2002

This  Schedule  A shall  supersede  any  previously  adopted  Schedule  A to the
Declaration of Trust.

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